Exhibit 15.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256302) and Form F-3 (No. 333-263834) of Versus Systems Inc. of our report dated March 31, 2022 relating to the consolidated financial statements of Versus Systems Inc. as of and for the year ended December 31, 2021, which appears in this Form 20-F, as amended.

Irvine, California

September 8, 2022